UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2009

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition.

On January 26, 2009, HF Financial Corp. (the “Company”) issued a press release regarding results for the quarter ended December 31, 2008.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit 99.1, which is incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference in to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01  Other Events.

Quarterly Cash Dividend

The company announced on January 26, 2009, that it would pay a quarterly cash dividend of 11.25 cents per common share for the second quarter of the 2009 fiscal year.  The dividend will be paid on February 12, 2009, to common stockholders of record on February 5, 2009.

The company announced on January 26, 2009, that it would pay a quarterly cash dividend on its Fixed Rate Cumulative Perpetual Preferred Stock (Series A) issued to the U.S. Treasury Department under its voluntary Capital Purchase Program.  The dividend amount is equal to $11.66 per preferred share.

A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits.

(a)     Financial Statements.

Not Applicable.

(b)     Pro Forma Financial Information.

Not Applicable.

(d)     Exhibits:

99.1                 Press release dated January 26, 2009, regarding results for the quarter ended December 31, 2008.

FORM 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	January 26, 2009	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
And Chief Executive Officer
(Duly Authorized Officer)

Date:	January 26, 2009	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)